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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 10, 2005

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5900 Green Oak Drive, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 746-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 — Entry into a Material Definitive Agreement

(a)          On November 10, 2005, and as described in the prospectus of MathStar, Inc. (the “Company”) dated October 26, 2005, the Company entered into option agreements with its three non-employee directors, consisting of Benno G. Sand, Merrill A. McPeak and Morris Goodwin, Jr.  Under the option agreements, each of these directors has the right to purchase up to 25,000 shares of the Company’s common stock (for a total of 75,000 shares) at an exercise price of $6.00 per share, which is equal to the price at which shares of the Company’s common stock were sold in its initial public offering.  The options vest as to 33-1/3% of the shares subject to the options on October 25, 2006, 2007 and 2008, but only if the director is then a director or service provider to the Company.  The options have a ten-year term.

Section 3 — Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

(a)          During the period from and including November 10, 2005 through November 15, 2005, the Company sold 606,299 shares of its common stock upon the conversion of a total of $2,910,420 in principal and interest due under its 8% convertible promissory notes that it issued in April 2005.  It also repaid a $16,468 portion of one promissory note, the remainder of which was converted into shares of common stock.  In April 2005, the Company sold a total of $5,500,000 of its 8% convertible promissory notes along with warrants to purchase a total of 366,715 shares of its common stock.  The per share conversion price of the notes and the per share exercise price of the warrants is $4.80, which is equal to 80% of the price at which shares of the Company’s common stock were sold in its initial public offering.  The sales of the shares upon conversion of the promissory notes were made to accredited investors in reliance on the exemption provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act.  The purchasers of the shares have agreed not to offer for sale, sell, distribute or otherwise dispose of such shares for a period of 180 days after the October 26, 2005 effective date of the Company’s initial public offering without the consent of Feltl and Company, which is the underwriter of the initial public offering.

The holders of the 8% convertible promissory notes may convert principal and interest due under the notes into shares of common stock through the close of business on November 21, 2005.  The notes are payable on December 1, 2005 if they are not converted into common stock on or before November 21, 2005.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: November 16, 2005.
	By	/s/ James W. Cruckshank
James W. Cruckshank
Vice President of Administration and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)